EXHIBIT 10.42



                                   AGREEMENT

      Agreement, dated as of June 17, 1997, by and among EMPIRE OF CAROLINA, INC., a Delaware corporation (the "Company"), EMPIRE INDUSTRIES, INC., a North Carolina corporation ("Industries"), and SMEDLEY INDUSTRIES, INC. LIQUIDATING TRUST (the "Trust").

      WHEREAS, on March 2, 1995, Smedley Industries, Inc. (f/k/a Buddy L Inc.) ("Smedley") filed a voluntary petition for relief under the Bankruptcy Code;

      WHEREAS, pursuant to the Amended and Restated Asset Purchase Agreement, as amended (the "Asset Purchase Agreement"), dated as of May 19, 1995, by and among the Company, Smedley and Buddy L (Hong Kong) Limited, Smedley sold the toy-related assets of Buddy L Inc. to the Company, and in connection therewith, the parties executed a Registration Rights Agreement, dated as of July 7, 1995 (the "Old Registration Rights Agreement"), which, among other things, provided Smedley with observation rights set forth therein (the "Observation Rights") and the right to additional shares of the Company's common stock upon the occurrence of certain events (the "Price Protection Shares");

      WHEREAS, pursuant to Smedley's First Amended and Restated Chapter 11 Plan, dated June 17, 1996 (the "Plan"), and the Order Confirming First Amended Joint Chapter 11 Plan entered by the Bankruptcy Court for the District of Delaware, the Trust succeeded to all of Smedley's rights in, to and under the Asset Purchase Agreement and the Old Registration Rights Agreement, including, without limitation, the Price Protection Shares and the Observation Rights;

      WHEREAS, the Trust has significant claims against and interests in the Company, including among other things, the contingent payment obligations included in the Asset Purchase Agreement, 416,667 shares of the Company's common stock, certain inventory payment obligations and the Trust's contractual right to the Price Protection Shares;

      WHEREAS, the Company alleges that it has setoff rights against certain inventory payment obligations and Smedley receivables and disagrees as to, among other things, the number of Price Protection Shares that may be available to the Trust;

      WHEREAS, HPA Associates, LLC and EMP Associates LLC (collectively, the "HPA Group") and the Company have entered into a Securities Purchase Agreement, dated as of May 5, 1997 (the "HPA Agreement"), pursuant to which the HPA Group is purchasing at least $11 million of the Company's Series A Preferred Stock (the "New Equities");

      WHEREAS, the holder of the Company's outstanding debentures (the "Debentureholders") have entered into an Agreement, dated as of June 17, 1997 (the "Debentureholder Agreement"), pursuant to which the Debentureholders are exchanging all $15 million of outstanding debentures

(and all rights relating thereto) (the "Debentures") for $15 million of the Company's Series C Preferred Stock;

      WHEREAS, the Company, the HPA Group and the Debentureholders are unwilling to consummate the transactions contemplated by the HPA Agreement and the Debentureholder Agreement (collectively, the "Transactions") unless and until Industries, the Company and the Trust execute and deliver this Agreement; and

      WHEREAS, the Trust may receive significantly less than the consideration to the Trust provided herein in respect of its claims against and interests in the Company than if the Transactions are not completed.

      NOW THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Transfer. Contemporaneously with the consummation of the Transactions (the "Closing"), the Company shall wire transfer to the Trust the sum of $100,000.00 (the "Settlement Amount") in immediately available funds pursuant to the following wire transfer instructions:

                  The Chase Manhattan Bank N.A.
                           ABA #021-000-021
                           Acct. #0371289679
                           Ref:     Smedley Ind. Inc. Liquidating Trust
                           Attn:    Robert Kennedy
                                    (212) 397-6222

         2. Registration Rights. Upon the Trust's receipt of the Settlement Amount, the Additional Shares and the Note (collectively, the "Settlement Distribution"), the Old Registration Rights Agreement shall be terminated and be of no further force or effect. Without in any manner limiting the breadth of the foregoing, it is understood and agreed that, from and after the Trust's receipt of the Settlement Distribution, the Trust shall no longer have Observation Rights or rights to the Price Protection Shares. Contemporaneously with the Closing, the Company and the Trust shall enter into a registration rights agreement in the form annexed hereto as Exhibit A (the "New Registration Rights Agreement").

         3. Asset Purchase Agreement. Upon the Trust's receipt of the Settlement Distribution, all obligations, duties and liabilities of the Trust, Smedley and the Company under or pursuant to the Asset Purchase Agreement shall be deemed to be fully satisfied and none of them shall have any ongoing or future obligations, duties or liabilities thereunder.

         4. Issuance of Note. Contemporaneously with the Closing, Industries shall issue to the Trust a promissory note, guarantied by the Company, in the original principal amount of $2,500,000 in the form annexed hereto as Exhibit B.

         5. Issuance of Stock. Contemporaneously with the Closing, the Company shall issue to the Trust an additional 250,000 shares of its common stock (the "Additional Shares").

         6. Opinion. Contemporaneously with the Closing, Sonnenschein Nath & Rosenthal, counsel to the Company and Industries, shall deliver to the Trust an opinion in the form annexed hereto as Exhibit C.

         7. Officer's Certificate. Contemporaneously with the Closing, the Company shall deliver to the Trust an Officer's Certificate in the form annexed hereto as Exhibit D.

         8. Releases.

                  (a) The Trust hereby absolutely and unconditionally releases the Company and Industries and each of their respective agents, representatives, directors, officers and counsel (but, in each case, solely in their capacity as such) from any and all claims, liabilities, obligations, demands, actions, causes of action, suits, controversies, promises and damages, in law or in equity, of whatsoever nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, whether suspected or unsuspected, whether having arisen or hereafter to arise, which the Trust ever had, now has or claims to have or hereafter can, shall or may for any reason have, against the Company or Industries arising out of any matter or event occurring prior to the Closing; provided, however, that nothing contained herein shall in any way be construed to waive or release any claims, actions, causes of action or other rights that (i) the Trust has, or may have, in its capacity as a shareholder of the Company, (ii) the Trust may have in respect of or in connection with the Note or the New Registration Rights Agreement, or (iii) arise from any breach by Industries or the Company of this Agreement.

                  (b) The Company and Industries hereby absolutely and unconditionally release the Trust, Smedley, each of their respective agents, trustees, representatives, directors, officers and counsel (but, in each case, solely in their capacity as such), and Northwestern Mutual Life Insurance Company, Phoenix Home Life Mutual Ins. Co. and Equitable Life Assurance Society of the United States (but, in each case, solely in its capacity as a party to its respective confidentiality agreement with the Company) from any and all claims, liabilities, obligations, demands, actions, causes of action, suits, controversies, promises and damages, in law or in equity, of whatsoever nature, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, whether suspected or unsuspected, whether having arisen or hereafter to arise, which the Company or Industries ever had, now has or claims to have or hereafter can, shall or may for any reason have, against any of them arising out of any matter or event occurring prior to the Closing; provided, however, that nothing contained herein shall in any way be construed to waive or release any claims, actions, causes of action or other rights that (i) the Company has or may have against any party that has breached a confidentiality agreement with the Company, but solely to the extent of the actual liability of the Company to a third party (including governmental agencies) directly resulting from such breach, or (ii) arise from any breach by the Trust of this Agreement.

         9. Representations of the Company and Industries. The Company and Industries represent and warrant to, and covenant with, the Trust as of the date of this Agreement and as of the Closing that:

                  (a) Each of the Company, Industries and each of their respective subsidiaries that is an operating entity or that has any material assets is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to conduct its business as currently conducted and to own or lease the properties and assets it now owns or holds under lease. Each of the Company, Industries and each of their respective subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed or in good standing would not individually, or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company, Industries and their respective subsidiaries, taken as a whole.

                  (b) The Company and Industries have all necessary corporate power and authority to execute and deliver this Agreement, the New Registration Rights Agreement and the Note, to consummate the transactions contemplated hereby and thereby, including the issuance of the Settlement Distribution, and to perform their obligations hereunder and thereunder. The execution and delivery by the Company and Industries of this Agreement, the New Registration Rights Agreement and the Note and the performance of its obligations hereunder and thereunder, including the issuance of the Settlement Distribution, have been duly authorized by all necessary corporate and other action, and no further authorization on the part of the Company or Industries is necessary to authorize such execution, delivery and performance. This Agreement, the New Registration Rights Agreement and the Note have been duly executed and delivered by the Company and Industries. This Agreement, the New Registration Rights Agreement and the Note constitute legal, valid and binding agreements of the Company and Industries, enforceable against them in accordance with their respective terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally. The execution and delivery by the Company and Industries of this Agreement, the New Registration Rights Agreement and the Note, the consummation of the transactions contemplated hereby and thereby, including the issuance of the Settlement Distribution, and the performance by the Company and Industries of its obligations hereunder and thereunder do not and will not conflict with, violate, result in a breach of, constitute a default under or require any consent or notice not previously obtained or provided under any agreement, instrument, organizational document, law, regulation, judicial, administrative or arbitral decree or governmental order to which it is a party or by which it or its property is bound.

                  (c) The Additional Shares have been duly authorized and, upon issuance at the Closing, will be validly issued, fully paid and non-assessable, and free and clear of any and all liens, security interest, encumbrances and claims of any kind, and the issuance of such Additional Shares is not and will not be subject to any preemptive or similar right of any other stockholder of the Company.

                  (d) The Company has not made any assignment, sale, grant, conveyance or other transfer of any portion of its right, title or interest in, to or under the Asset Purchase Agreement or the Old Registration Rights Agreement, it is the sole legal and beneficial owner and holder thereof, free and clear of all claims, liens, security interests and encumbrances, and it has the sole right to execute this Agreement in connection therewith, either without obtaining or requesting the consent of any other person or entity or having already obtained such consent.

                  (e) Immediately after giving effect to the Transactions and the transactions contemplated by this Agreement, the authorized capital stock of each of the Company and Industries will be as set forth in the Company's most recent Annual Report on Form 10- K and Quarterly Report on Form 10-Q. All of the outstanding shares of capital stock of each of the Company and Industries have been duly authorized and validly issued and are fully paid and non-assessable. Immediately after giving effect to the Transactions and the transactions contemplated by this Agreement, except as provided in the Offering Memorandum of the Company dated May 23, 1997 and the Offering Memorandum Supplement of the Company dated June 9, 1997, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or Industries or options, warrants or other rights to purchase or subscribe to capital stock of the Company or Industries of any of their respective subsidiaries or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company or Industries is a party relating to the issuance of any capital stock of the Company, Industries or any such subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights.

                  (f) Set forth on Schedule I hereto is a complete and accurate list of each subsidiary of the Company or the Guarantor that is an operating entity or that has any material assets, showing as of the date hereof (as to each such subsidiary) the jurisdiction of its incorporation and the percentage ownership (direct and indirect) of the Company and the Guarantor in each class of capital stock or other equity interests of each of its respective subsidiaries and also identifies the direct owner thereof. Except for the subsidiaries set forth on Schedule I, neither the Company nor the Guarantor has any subsidiary that is engaged in business or that owns material assets. All of the outstanding shares of capital stock of such subsidiaries that are corporations are validly issued, fully paid and non-assessable. As of the date hereof, all of the outstanding shares of capital stock of, or other ownership interests in, each such subsidiary are owned by the Company or Industries, as provided therein, in each case free and clear of any liens, claims, charges or encumbrances of any kind, except to the extent set forth in the Loan Agreement. No subsidiary of the Company or Industries has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating such subsidiary to issue, transfer or sell any of its securities.

                  (g) The Company has received net proceeds in cash from the HPA Group in consideration for the issuance of the New Equities of at least $10,000,000 (after taking into account the placement agent's fees and the expenses of such offering). The HPA Group has converted $5,000,000 of the Company's Promissory Notes Due February 6, 1998 into an additional $5,000,000 of the Company's Series A Preferred Stock. The Debentures have been surrendered to the Company by the Debentureholders and have been cancelled by the Company. Annexed hereto are true and complete executed copies of the HPA Agreement and the Debentureholder Agreement, each as amended through the date hereof, executed by the respective parties thereto.

                  (h) Except as expressly set forth in this Agreement, the New Registration Rights Agreement or the Note, no party has made any representation or warranty to any other party in connection with, or as an inducement to enter into, this Agreement.

         10. Representations of the Trust. The Trust represents and warrants to, and covenants with, the Company and Industries as of the date of this Agreement and as of the Closing that:

                  (a) It is a trust, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. It has all necessary power and authority to execute and deliver this Agreement and the New Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by it of this Agreement and the New Registration Rights Agreement, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary action, and no further authorization on the part of the Trust (including approval of any Bankruptcy Court) is necessary to authorize such execution, delivery and performance. This Agreement and the New Registration Rights Agreement have been duly executed and delivered by the Trust. This Agreement and the New Registration Rights Agreement constitute legal, valid and binding agreements of the Trust, enforceable against the Trust in accordance with their respective terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally. The execution and delivery by the Trust of this Agreement and the New Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by the Trust of its obligations hereunder and thereunder do not and will not conflict with, violate, result in a breach of, constitute a default under or require any consent or notice not previously obtained or provided under any agreement, instrument, organizational document, law, regulation, judicial, administrative or arbitral decree or governmental order to which it is a party or by which it or its property is bound.

                  (b) The Trust hereby represents and warrants to the Company and Industries that, except in respect of shares of the Company's stock sold in connection with the

         Company's public offering in July 1996, (i) it has made no assignment, sale, grant, conveyance or other transfer of any portion of its right, title or interest in, to or under the Asset Purchase Agreement or the Old Registration Rights Agreement, (ii) it is the sole legal and beneficial owner and holder thereof, free and clear of all claims, liens, security interests and encumbrances, and (iii) it has the sole right to execute this Agreement in connection therewith, either without obtaining or requesting the consent of any other person or entity or having already obtained such consent.

                  (c) Except as expressly set forth in this Agreement, the New Registration Rights Agreement or the Note, no party has made any representation or warranty to any other party in connection with, or as an inducement to enter into, this Agreement.

                  (d) The Additional Shares delivered to the Trust on the date hereof have not been registered for sale under the Securities Act of 1933 (the "Securities Act"), and may be sold only as permitted thereunder or pursuant to registration or an exemption therefrom, and the certificate evidencing the Trust's ownership of the Additional Shares will contain a legend to that effect.

         11. Indemnification

                  (a) The Company and Industries agree and covenant to hold harmless and indemnify the Trust and each of its affiliates and their respective employees, directors, officers, trustees, principals, equity holders, controlling persons, advisors and agents (each of the foregoing Persons being an "Indemnified Person"), from and against any losses, claims, damages, liabilities and expenses (including attorneys' fees and expenses of investigation) incurred by such Indemnified Person in connection with (i) any breach by the Company or the Guarantor of any its representations, warranties, covenants or agreements contained herein, in the New Registration Rights Agreement or in the Note, or in any agreement, instrument or document delivered by the Company or the Guarantor hereunder or thereunder or (ii) enforcing the rights of an Indemnified Person under this Agreement, the New Registration Rights Agreement or the Note.

                  (b) The Trust agrees and covenants to hold harmless and indemnify the Company, Industries and their affiliates and their respective employees, directors, officers, principals, equity holders, controlling persons, advisors and agents (each of the foregoing Persons being an "Indemnified Person"), from and against any losses, claims, damages, liabilities and expenses (including attorneys' fees and expenses of investigation) incurred by such Indemnified Person in connection with (i) any breach by the Trust of any its representations, warranties, covenants or agreements contained herein, in the New Registration Rights Agreement or in the Note, or in any agreement, instrument or document delivered by the Trust hereunder or thereunder or (ii) enforcing the rights of an Indemnified Person under this Agreement, the New Registration Rights Agreement or the Note.

         12. Miscellaneous.

                  (a) Specific Performance. Each of the Company, Industries and the Trust acknowledges that the other parties hereto will be irreparably damaged, and cannot be fully compensated by monetary relief, in the event that such party commits a breach of its obligations under this Agreement. Accordingly, in the event of a breach of this Agreement by any party, any aggrieved party shall be entitled to specific performance and other appropriate equitable relief, without the requirement of posting a bond, and without forgoing any claim for monetary damages. The provisions of this Section 11.a. shall not be deemed incorporated into any other agreements between the parties hereto.

                  (b) Entire Agreement; Modifications. This document constitutes the entire agreement of the Company, Industries and the Trust with respect to the subject matter hereof and supersedes all prior agreements. This Agreement may not be amended or terminated, and no provision hereof may be waived, except with the written consent of the party to be bound thereby.

                  (c) Exclusive Jurisdiction. The Company, Industries and the Trust agree that the courts located in the City and State of New York shall have exclusive jurisdiction to hear any dispute concerning, and to enforce, this Agreement and any document entered into in connection herewith. Each of the parties hereby submits to the personal jurisdiction of the courts in the City and State of New York in connection with any such matter, and agrees that service of process shall be deemed effective if delivered by certified mail, return receipt requested, addressed in accordance with the foregoing notice provisions.

                  (d) Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, Industries and the Trust and their respective successors and assigns.

                  (f) Notices. All notices, demands and other communications provided for hereunder shall be in writing, given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, addressed to the Company or Industries as follows:

                                    Empire of Carolina, Inc.
                                    Empire Industries, Inc.
                                    5150 Linton Boulevard
                                    Delray Beach, FL 33484
                                    Attention:  Mr. Steve Geller
                                    Telecopy:  (561) 498-0722

         with a copy to:

                                    Sonnenschein Nath & Rosenthal
                                    8000 Sears Tower
                                    Chicago, IL 60606
                                    Attention:  Mr. Kenneth Kolmin
                                    Telecopy:  (312) 876-7934

         and to the Trust as follows:

                                    Smedley Industries, Inc. Liquidating Trust
                                    Kahn Consulting, Inc., Trustee
                                    152 West 57th Street, Suite 4500
                                    New York, NY 10019
                                    Attention:  Christopher J. Kearns
                                    Telecopy:  (212) 841-9350

         with a copy to:

                                    Kramer, Levin, Naftalis & Frankel
                                    919 Third Avenue
                                    New York, NY 10022
                                    Attention:  Saul E. Burian, Esq.
                                    Telecopy:  (212) 715-8000

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  (h) Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  (i) Termination. This Agreement is terminable at will by the Trust in the event that (i) the Transactions have not been fully consummated on or prior to the date hereof, (ii) the Trust has not received the Settlement Distribution on or before the date hereof, or
         (iii) the New Registration Rights Agreement has not become effective on or before the date hereof.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement.

                                       EMPIRE OF CAROLINA, INC.

                                       By: /s/ Lawrence Geller
                                           -------------------
                                       Name:  Lawrence Geller
                                       Title: Vice President-General Counsel



                                       EMPIRE OF INDUSTRIES, INC.

                                       By: /s/ Lawrence Geller
                                           -------------------
                                       Name:  Lawrence Geller
                                       Title: Vice President-General Counsel


                                       SMEDLEY INDUSTRIES, INC.
                                       LIQUIDATING TRUST

                                       By: /s/ Christopher J. Kearns
                                           -------------------------
                                       Name:  Christopher J. Kearns
                                       Title: Director
                                              Kahn Construction, Inc.-
                                              Trustee